SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 28, 2013

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-29245	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

1479 North Clinton Avenue, Bay Shore, NY 11706
Address of principal executive offices

Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2013, Air Industries Group (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) for the sale of 133,000 shares of its common stock (the “Shares”) to Kimura Corporation for a purchase price of $997,500 (the “Purchase Price”), or $7.50 per share. See Item 3.02 below for additional information concerning the transaction, which information is incorporated herein by reference. The Purchase Agreement is filed as Exhibit 10.1 to this report.

Item 3.02 Sale of Unregistered Securities.

On October 28, 2013,  the Company issued and sold the Shares to Kimura Corporation for the Purchase Price pursuant to the Purchase Agreement. The issuance and sale of the Shares was exempt from the registration requirements of the Securities Act under Regulation S of the Securities Act. Kimura Corporation, with offices in Tokyo, Japan, is a non-U.S. Person, as defined in Rule 902of Regulation S. The certificates evidencing the Shares were endorsed with restrictive legends in accordance with Regulation S.

The  Purchase Agreement provides that if at any time prior to April 30, 2014, the Company, in a transaction in which it receives gross proceeds in excess of $1,000,000, issues or otherwise sells or distributes shares of its preferred stock, common stock or options, warrants, rights or other securities to purchase or convertible into shares of its preferred stock or common stock, hereinafter, the “New Securities,” (other than compensatory options to purchase no more than 500,000 shares issued to the directors, employees or regularly engaged consultants of the Company), Kimura Corporation, at its option, may elect to return all, but not less than all, of the Shares to the Company and subscribe for the New Securities to be sold or distributed by the Company.  In such event, Kimura Corporation will receive the number of New Securities as is equal to the result obtained by dividing the Purchase Price by the price per share at which the New Securities are being sold by the Company.

The Company reserves the right to pay Taglich Brothers Inc. a placement agent fee in connection with the sale in an amount not to exceed $20,000.  Michael N. Taglich, Chairman of the Company’s Board of Directors, is President and Chairman of Taglich Brothers, Inc., Robert F. Taglich, a Director of the Company, is a Managing Director of Taglich Brothers, Inc., and Robert Schroeder, a Director of the Company, is Vice President - Investment Banking of Taglich Brothers, Inc.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Common Stock Purchase Agreement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2013

AIR INDUSTRIES GROUP

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer